EXHIBIT 5.1

DON A. PARSADISO, P. A.
7300 N. Federal Highway, Suite 207
Boca Raton, Florida 33487-1631
(561) 989-3600 Fax (561) 989-0069

Member New York and Florida Bars
Admitted to Practice Before the United States Tax Court

June 9, 2014

Enclave Capital, LLC
19 West 44th Street, Suite 1700
New York, New York 10036

Re:	India Globalization Capital, Inc. – Common Stock, CUSIP # 45408X308

Ladies and Gentlemen:

This correspondence is being sent in connection with the amended and restated Agency Agreement (the “Agreement”) between Enclave Capital LLC (“Enclave”) and India Globalization Capital, Inc. (the “Company”). In connection therewith, please be advised as follows:

(i) The Company is a corporation duly incorporated under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

(ii) The Company is validly existing and in good standing under the laws of the State of Maryland, and is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which such qualification is required, except for such jurisdictions where the lack of qualification would not result in a “Material Adverse Change” as that term is defined in the Prospectus.

(iii) The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the articles of incorporation and by-laws of the Company and the Maryland General Corporation Law.

(iv) To our knowledge, no stockholder of the Company or any other person has any preemptive right or right of first refusal to subscribe for or purchase securities of the Company.

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(v) The Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(vi) The Registration Statement has been declared effective by the Commission under the Securities Act.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted, are pending or, to our knowledge, are contemplated or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such rule.

(vii) As of the date hereof, the Company is permitted to sell up to $1,500,000 of its common stock under the Registration Statement while still meeting the eligibility requirements of Instruction I.B.6. of Form S-3.

(viii) Based on advice received from the NYSE MKT, the Shares have been approved for listing on the NYSE MKT.

(ix) The statements in the Prospectus and Prospectus Supplement under the captions “Description of Common Stock,” and “Securities We May Offer,” in each case insofar as such statements purport to describe certain provisions of documents, instruments, agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate in all material respects.

(x) The company is not in violation of its articles of incorporation or by-laws, except for such violation or Default as would not, individually or in the aggregate, result in a Material Adverse Change.

(xi) To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened that are required to be disclosed in the Registration Statement and are not so disclosed.

(xii) Other than as specifically described in the Registration Statement, there are no persons with the right to have any securities registered for sale under the Registration Statement.

(xiii) To our knowledge, (i) there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein, or filed or incorporated by reference as exhibits thereto; (ii) the descriptions thereof and references thereto are accurate in all material respects; and (iii) the Company is not in Default under any Existing Instrument.

(xiv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the consummation of the transactions contemplated by the Agreement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or applicable state securities laws.

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(xv) The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act

(xvi) Each document filed pursuant to the Exchange Act (other than the financial statements and financial schedules and other financial data included therein, as to which we express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

(xvii) The execution and delivery of the Agreement by the Company, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Agreement, as to which we render no opinion) and the issuance and sale of the Shares (i) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any material Existing Instrument; and (ii) will not result in any violation of New York State or U.S. federal law or, to our knowledge, any administrative regulation or administrative or court decree, applicable to the Company.

In addition to the opinions expressed above, we hereby inform you that:

 (A) the Registration Statement and the Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and

 (B) nothing has come to our attention that causes us to believe that (i) the Registration Statement (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii)  the Base Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), as of the date on which it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), as of its date, contained or (as amended or supplemented, if applicable, as of the Effective Date) contains any untrue statement of a material fact or omitted or (as amended or supplemented, if applicable, as of the Effective Date) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading., or (iv) the Prospectus together with any free writing prospectus and any pricing information (except for the financial statements, financial schedules and other financial data included therein, as to which we express no view), as of the Issuance Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Sincerely,

Don A. Paradiso, P.A.

By: /s/ Don A. Paradiso, Esq.
       Don A. Paradiso, Esq.

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